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                                                                   Exhibit 23(b)



December 10, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:  Alcoa Inc.

We are aware that our reports dated April 5, 2001, except for Note L, for which the date is April 20, 2001, July 6, 2001 except for Note N, for which the date is August 6, 2001, and October 4, 2001, accompanying interim financial information of Alcoa Inc. and subsidiaries for the three-month, six-month and nine-month periods ended March 31, 2001, June 30, 2001 and September 30, 2001 and included in Alcoa's Quarterly Reports on Form 10-Q for the quarters then ended, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP